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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference into this Registration Statement on Form S-8 of our reports (a) dated April 18, 2005, with respect to the predecessor combined carve-out financial statements of OSG Crude, and (b) dated September 16, 2005, with respect to the balance sheet of Double Hull Tankers, Inc. as of August 31, 2005, appearing in Double Hull Tanker Inc.'s Form F-1 (File No. 333-128460).

/s/ Ernst & Young LLP

New York, NY
October 14, 2005

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Consent of Independent Registered Public Accounting Firm